UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 9, 2009

SofTech, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-10665	04-2453033
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

59 Composite Way, Suite 401,

Lowell, MA 01851

 (Address of principal executive offices)

(978) 513-2700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 9, 2009, SofTech Inc. (the “Company”) entered into an agreement (the “First Amendment”) to amend the Revolving Line of Credit (“Revolving Note”) dated March 30, 2009, by  and between the Company and Greenleaf Capital Inc.

The First Amendment increases the amount available for borrowing under the existing revolving loan from $3 million to $3.5 million. All other terms and conditions of the Revolving Note, and all associated security agreements and related documents, remain the same and in full force and effect.

 Greenleaf currently holds approximately 45% of our issued and outstanding common stock.  William D. Johnston, our Chairman, is the President and sole equity owner of Greenleaf.  Michael D. Elliston, a member of our board of directors, is the Chief Financial Officer of Greenleaf.  Ronald A. Elenbass, a member of our board of directors, is a director of Greenleaf Trust, an affiliate of Greenleaf.

 ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit 10.2    Revolving Line of Credit Note dated March 30, 2009, as amended by First Amendment, dated November 9, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SofTech, Inc.

Date: November 11, 2009	By:	/s/ Amy E. McGuire
	Name:	Amy E. McGuire
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.2	Revolving Line of Credit Note, dated March 30, 2009, as amended by First Amendment, dated November 9, 2009.

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